SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C.  20549




                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




Date  of  Report  (Date  of  earliest  event  reported)    May  29,  2003


                             TRI-VALLEY CORPORATION
                             ----------------------
          (Exact  name  of  registrant  as  specified  in  its  charter)


             DELAWARE                         0-6119             84-0617433
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(State  or  other  jurisdiction                (Commission       (IRS  Employer
    of  incorporation)                       File  Number)   Identification no.)


 5555  Business  Park  South,  Suite  200,  Bakersfield,  CA  93309
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   (Address  of  principal  executive  office)              (Zip  code)



Registrant's  telephone  number,  including  area  code:  (661)  864-0500
                                                 -----------------------------


ITEM  7  FINANCIAL  STATEMENTS  AND  EXHIBITS
-------

(c)     Exhibits

99.1  Press  Release  dated  May  29,  2003
BAKERSFIELD,  CA,  MAY  29,  2003  --  Tri-Valley  Corporation  (OTC  BB:  TRIL)

Tri-Valley Corporation has received the log interpretation on its Sunrise-Mayel No. 2HR gas well from a worldwide independent engineering firm headquartered in Houston, Texas, which indicates a 65% greater extent of gross hydrocarbon saturation than the 2,000 feet (610 meters) originally reported in the Company's May 22, 2003 press release.

The new information indicates that the full 3,300 feet (1,000 meters) of lateral bore with 70% hydrocarbon saturation previously reported has now been double verified. The Company has scheduled a one million pound hydraulic fracture of the entire 3,300-foot (1,000-meter) horizontal portion of the formation surrounding the wellbore for June 24, 2003.

While the wellbore has yet to demonstrate commercial deliverability, the Company considers this measured increase and other positive measurements to be a material event. The Company advises that while the suite of mud, electric and density neutron logs and other indicators are believed to be reliable , they are inferred data which do not, in and of themselves, guarantee commercial success at this stage.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS, EVENTS AND PERFORMANCE COULD VARY MATERIALLY FROM THOSE CONTEMPLATED BY THESE FORWARD-LOOKING STATEMENTS WHICH INCLUDES SUCH WORDS AND PHRASES AS EXPLORATORY, WILDCAT, PROSPECT, SPECULATES, UNPROVED, PROSPECTIVE, VERY LARGE, EXPECT, POTENTIAL, ETC. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS AND PERFORMANCE TO DIFFER MATERIALLY ARE RISKS AND UNCERTAINTIES DISCUSSED IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2003, AND THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002.





                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             TRI-VALLEY CORPORATION





May  29,  2003                /s/  Thomas  J.  Cunningham
                              ---------------------------
                              Thomas  J.  Cunningham
                              Chief  Financial  Officer